EXHIBIT 10.4

                          CONSULTING SERVICES AGREEMENT



         This Consulting Services Agreement ("Agreement"), dated July 31, 2003 (the "Effective Date"), is made by and between John Simpson, an individual ("Consultant"), whose address is 2468-3 Enterprise Road, Clearwater, Florida 33763, and Dtomi, Inc., a Nevada corporation ("Dtomi"), having its principal place of business at 200 Ninth Ave., Suite 220, Safety Harbor, Florida 34695.

         WHEREAS, Consultant is the author and owner of the air spring powered lowerable suspension assembly patent, Patent No. 6,530,580 (the "Patent");

         WHEREAS, Consultant desires to be engaged by Dtomi to provide consulting services regarding the commercialization of the Patent in his area of knowledge and expertise on the terms and subject to the conditions set forth herein (the "Services");

         WHEREAS, Dtomi is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "DTOI," and desires to further develop its business and customers; and

         WHEREAS, Dtomi desires to engage Consultant to provide the Services in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration for those services Consultant provides to Dtomi, the parties agree as follows:

1.       SERVICES OF CONSULTANT.

         (a) Consultant shall provide to Dtomi, on an as needed basis by Dtomi, forty (40) hours per month of the Services, which shall include advising, consulting, and strategizing on matters relating to the commercialization of the Patent.

         (b) Consultant will make adjustments, in an equitable fashion, to any problems in the Services identified by Dtomi.


2.       CONSIDERATION.

         2.1 STOCK GRANT.

         (a) Immediately upon the Effective Date, Dtomi will grant Consultant a sufficient quantity of common shares of Dtomi such that Consultant shall own thirty percent (30%) of all issued and outstanding shares of Dtomi. The parties acknowledge that, as of the Effective Date,


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thirty percent (30%) of all issued and outstanding  shares of Dtomi is estimated to be approximately 1,500,000 common shares.

         (b) Consultant's common share ownership is subject to the following non-dilution covenants, which shall be in effect only for the Term, as defined herein, of this Agreement:

                  (i) Subsequent to such time as at least Six Hundred Thousand Dollars ($600,000) of either investment capital or in-kind consideration has been received by Dtomi, Dtomi will grant Consultant, if necessary, a sufficient quantity of common shares such that Consultant shall own no less than twenty-five percent (25%) of all issued and outstanding shares of Dtomi.

                  (ii) Subsequent to such time as at least One Million Dollars ($1,000,000) of either investment capital or in-kind consideration has been received by Dtomi, Dtomi will grant Consultant, if necessary, a sufficient quantity of common shares such that Consultant shall own no less than twenty-two percent (22%) of all issued and outstanding shares of Dtomi.

                  (iii) The non-dilution covenants described herein shall only apply to such dilution of Consultant's ownership of his shares of Dtomi common stock that is caused by a financing. Consultant shall NOT have any of the anti-dilution protections as set forth above in the event additional shares of Dtomi stock, common or preferred, are issued by Dtomi in connection with any acquisitions or other transactions that do not involve or otherwise relate to the commercialization of the Patent.

         (c)  Common   shares  issued  to   Consultant   shall  have   piggyback
registration rights in accordance with the terms of the attached EXHIBIT A.

         2.2 OTHER CONSIDERATION.

         (a) Consultant shall have an option to serve on the Board of Directors of Dtomi (the "Board"), or to appoint a Board member for as long as that certain Exclusive Patent License Agreement, attached hereto as EXHIBIT B, between Consultant and Dtomi, remains in effect. Upon termination or expiration of that certain License Agreement, Consultant shall resign from the Board, or if he has appointed a Board member, such appointment shall be revoked.

         (b) Dtomi shall assume and be fully responsible for Consultant's estimated $300,000 debt and hold Consultant harmless from said debt as well as any consequential damages to Consultant caused by any delay in payment by Dtomi of such debt.

         2.3 OUT OF POCKET EXPENSES.

Dtomi will pay Consultant for any pre-approved out-of-pocket expenses incurred by Consultant.

3.       CONFIDENTIALITY.

         Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not


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limited to,  product and  business  plans,  software,  technical  processes  and formulas,  source codes,  product designs,  sales,  costs and other  unpublished
financial   information,   advertising   revenues,   usage  rates,   advertising
relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.       INDEMNIFICATION.

         4.1 DTOMI. Dtomi agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (a) is true, (b) would constitute a breach of any of Dtomi's representations, warranties, or agreements hereunder, or (c) arises out of the negligence or willful misconduct of Dtomi, or any Dtomi Content to be provided by Dtomi and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

         4.2 CONSULTANT. Consultant agrees to indemnify, defend, and shall hold harmless Dtomi, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

         4.3 NOTICE. In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

5. RELATIONSHIP OF THE PARTIES.

         Consultant and Dtomi are acting solely as independent contractors under this Agreement. It is expressly understood and agreed by the parties hereto that nothing in this Agreement, its provisions or transactions and relationships contemplated hereby shall constitute either party as the agent, employee, partner or legal representative of the other for any purpose whatsoever, nor shall either party hold itself out as such. Neither party to this Agreement shall have the authority to bind or commit the other party hereto in any manner or for any purpose whatsoever, except as may be expressly provided for herein, but rather each party shall at all times act and conduct itself in all respects and events as an independent contractor. This Agreement creates no relationships of joint venturers, partners, associates or principal and agent between the parties hereto.



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6.       TERM.

         This Agreement shall become effective on the Effective Date as defined herein and terminate five (5) years thereafter. Unless otherwise agreed upon in writing by Consultant and Dtomi, this Agreement shall not automatically be renewed beyond its Term.

7.       TERMINATION.

         (a) Either party may terminate this Agreement on ninety (90) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

         (b) Upon any termination or expiration of this Agreement, Dtomi shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon any termination or expiration of this Agreement, Consultant shall provide and deliver to Dtomi any and all outstanding services due through the effective date of this Agreement.

8.       MISCELLANEOUS.

         8.1  RIGHTS CUMULATIVE; WAIVERS.

         The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         8.2  BENEFIT; SUCCESSORS BOUND.

         This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

         8.3  ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied,


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between  them with respect to this  Agreement  or the matters  described in this
Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

         8.4  ASSIGNMENT.

         Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

         8.5  AMENDMENT.

         This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

         8.6  SEVERABILITY.

         Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

         8.7  SECTION HEADINGS.

         The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.8  CONSTRUCTION.

         Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

         8.9  FURTHER ASSURANCES.

         In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

         8.10  NOTICES.

         Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or


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b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Dtomi:                        Dtomi, Inc.
                                    200 Ninth Avenue, Suite 220
                                    Safety Harbor, Florida 34965

With a copy to:                     David M. Otto
                                    The Otto Law Group, PLLC
                                    900 4th Avenue, Suite 3140
                                    Seattle, Washington 98164

If to Consultant:                   John Simpson
                                    2468-3 Enterprise Road,
                                    Clearwater, Florida 33763

         8.11  GOVERNING LAW.

         This Agreement and the performance of the parties hereunder shall be construed and governed in accordance with the laws of the State of Washington.

8.12     ARBITRATION.

         (a) Any controversy, dispute, or claim arising out of or relating to this Agreement, including specifically the breach thereof, shall be settled by binding arbitration in Seattle, Washington.

         (b) Any party to this Agreement can initiate arbitration pursuant to this Agreement by serving notice on the other party of intent to arbitrate. The notice shall specify with particularity the claims or issues that are to be arbitrated. Within ten days of receipt of the notice by all parties, the parties shall obtain a list of available arbitrators from the local office of the Judicial Arbitration and Mediation Service ("JAMS") and select a mutually acceptable arbitrator. If the parties are unable to agree on an arbitrator within ten days, any party may petition the Presiding Judge of the Superior Court for King County to select a single arbitrator from the JAMS list. The Parties shall have the discovery rights available under Washington's Civil Rules, subject to the limitation that each side shall be limited to no more than five interrogatories and five depositions unless, upon a showing of good cause, the Party can convince the arbitrator that more interrogatories or depositions should be permitted. All discovery must be concluded within 60 days of the selection of an arbitrator. The arbitration hearing must be concluded within 30 days of the close of discovery and it will be conducted in accordance with Washington Rules of Evidence. The arbitrator's final decision shall be rendered within ten days of the final hearing day. Judgment upon the arbitrator's final award may be entered in any court having jurisdiction thereof.

         (c) The parties shall bear in equal shares the arbitrator's fees and costs. The prevailing party in the arbitration shall be awarded its reasonable attorneys' fees and all costs, other than the


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arbitrator's  fees  and  costs.  For  the  purposes  of  determining  who is the prevailing party, each side will submit to the other a single written offer of settlement ten days prior to the start of the arbitration hearing and the Party whose offer most closely approximates the arbitrator's award shall be deemed the prevailing Party for the purpose of awarding attorneys' fees.

         8.13  CONSENTS.

         The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

         8.14  REPRESENTATION BY COUNSEL.

         This Agreement is the result of negotiation between the parties, who acknowledge that they have been represented by counsel during such negotiation; accordingly, this Agreement shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

         8.15  EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

                                                  DTOMI, INC.
                                                  By : _________________________
                                                  John "JT" Thatch
                                                  Title: _______________________

                                                  JOHN SIMPSON


                                                  -----------------------------
                                                  John Simpson



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